Exhibit 99.1

[Form of Proxy for 2007 Annual Meeting of Shareholders of Huntington Bancshares Incorporated]

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on                         .

Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Vote by telephone

•     Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•     Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

Ú  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  Ú

A	Proposals — The Board of Directors recommends a vote FOR all the nominees for director listed and FOR eacb of the other proposals.

							For	Against	Abstain	+

1. Approval of the issuance of the Corporation’s common stock, without par value, in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of December 20, 2006, by and among the Corporation, Penguin Acquisition, LLC, a Maryland limited liability company and wholly owned subsidiary of the Corporation, and Sky Financial Group, Inc.

							☐	☐	☐

2. Election of Class II Directors:	For	Withhold		For	Withhold		For	Withhold
01 - Thomas E. Hoaglin	☐	☐	02 - David P. Lauer	☐	☐	03- Kathleen H. Ransier	☐	☐

	For	Against	Abstain
3. Ratification of appointment of Deloitte & Touche, LLP to serve as independent registered public accounting firm for the Corporation for the year 2007.	☐	☐	☐

4. Approval of the 2007 Stock and Long-Term Incentive Plan.	☐	☐	☐

5. Approval of the First Amendment to the Management Incentive Plan.	☐	☐	☐

6. In their discretion to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date and sign your name as it appears hereon. When signing as attorney, executor, administrator, or guardian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature — Please keep signature within the box.

/ /

☐	1upx	+

Ú  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  Ú

Proxy Solicited by the Board of Directors for Annual Meeting

The undersigned shareholder of Huntington Bancshares Incorporated hereby appoints Mary Beth Clary, John W. Liebersbach and Elizabeth B. Moore, or any of them, as attorneys and proxies with full power of substitution to vote all of the Common Stock of Huntington Bancshares Incorporated (the “Corporation”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held in the King Arts Complex, 867 Mt. Vernon Avenue, Columbus, Ohio, on _______________, and at any adjournment or adjournments thereof as designated on the reverse.

The Corporation’s Board of Directors recommends a vote FOR each of the nominees for director and each of the other proposals.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE STOCK ISSUANCE, FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN, FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP, FOR THE APPROVAL OF THE 2007 STOCK AND LONG-TERM INCENTIVE PLAN AND FOR THE APPROVAL OF THE FIRST AMENDMENT TO THE MANAGEMENT INCENTIVE PLAN.

(Continued and to be signed on reverse side.)